                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant [X]


Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                               Aaron Rents, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


[X]  No fee required.


[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                               AARON RENTS, INC.

                         309 E. PACES FERRY ROAD, N.E.
                          ATLANTA, GEORGIA 30305-2377

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 2, 2000

     The 2000 Annual Meeting of Shareholders of Aaron Rents, Inc. (the "Company") will be held on Tuesday, May 2, 2000, at 10:00 a.m., Atlanta time, at the SunTrust Plaza, 303 Peachtree Street, N.E., 10th Floor, Atlanta, Georgia 30303, for the purpose of considering and voting on the following:

          (1) The election of nine directors to constitute the Board of Directors until the next annual meeting and until their successors are elected and qualified;

          (2) Approval of an amendment to the Company's Articles of Incorporation to permit the conversion of Class A Common Stock into Common Stock; and

          (3) Such other matters as may properly come before the meeting or any adjournment thereof.

     Information relating to the above items is set forth in the accompanying Proxy Statement.

     Only shareholders of record of the Class A Common Stock at the close of business on March 10, 2000 are entitled to vote at the meeting.

                                           BY ORDER OF THE BOARD OF
                                           DIRECTORS

                                           JAMES L. CATES
                                           Vice President, Risk Management
                                           and Secretary

Atlanta, Georgia

April 7, 2000


                              PLEASE COMPLETE AND
                    RETURN THE ENCLOSED PROXY CARD PROMPTLY
                SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING
                        IF YOU DO NOT ATTEND PERSONALLY.
                        No postage is required if mailed
               in the United States in the accompanying envelope.

                               AARON RENTS, INC.
                         309 E. PACES FERRY ROAD, N.E.
                          ATLANTA, GEORGIA 30305-2377

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 2, 2000

                              GENERAL INFORMATION

     The enclosed proxy is being solicited by the Board of Directors of Aaron Rents, Inc. (the "Company") for use at the 2000 annual meeting (the "Annual Meeting") of shareholders to be held on May 2, 2000, and any adjournment thereof.

     Each proxy that is properly executed and returned by a shareholder will be voted as specified thereon by the shareholder unless it is revoked. Shareholders are requested to execute the enclosed proxy and return it in the enclosed envelope. If no direction is specified on the proxy as to any matter being acted upon, the shares represented by the proxy will be voted in favor of such matter. Any shareholder giving a proxy has the power to revoke it at any time before it is voted by the execution of another proxy bearing a later date or by written notification to the Secretary of the Company. Shareholders who are present at the Annual Meeting may revoke their proxy and vote in person.

     The affirmative vote of a plurality of the holders of shares of the Company's Class A Common Stock present, in person or represented by proxy, at the Annual Meeting will be necessary to elect the nominees for director listed in this Proxy Statement. The affirmative vote of holders of a majority of the outstanding shares of the Company's Class A Common Stock, in person or by proxy, at the Annual Meeting will be necessary to approve the proposed amendment to the Company's Articles of Incorporation. The presence, in person or by proxy, of holders of a majority of the outstanding shares of the Company's Class A Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be included in determining whether a quorum is present at the Annual Meeting, but will otherwise have no effect on the election of the nominees for director. Abstentions and broker non-votes will have the effect of a vote against the proposal to approve the amendment to the Company's Articles of Incorporation. An automated system administered by the Company's transfer agent will tabulate the votes cast.

     Only shareholders of record of Class A Common Stock at the close of business on March 10, 2000 are entitled to vote at the Annual Meeting. A list of all shareholders entitled to vote will be available for inspection at the Annual Meeting. As of March 10, 2000, the Company had 3,829,506 shares of Class A Common Stock and 15,962,041 shares of Common Stock outstanding. Each share of Class A Common Stock entitles the holder thereof to one vote with respect to each matter that may come before the Annual Meeting. The holders of the Common Stock are not entitled to vote with respect to the election of directors, the proposed amendment to the Company's Articles of Incorporation or with respect to most other matters presented to the shareholders for a vote.


     The Company will bear the cost of soliciting proxies, including the charges and expenses of brokerage firms, banks and others for forwarding solicitation material to beneficial owners of shares of the Company's Class A and Common Stock. The principal solicitation is being made by mail; however, additional solicitation may be made by telephone, telegraph or personal interview by officers of the Company who will not be additionally compensated therefore. It is anticipated that this Proxy Statement and the accompanying proxy will first be mailed to shareholders on April 7, 2000.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth, as of February 15, 2000 (except as otherwise noted), the beneficial ownership of the Company's Class A and Common Stock by (i) each person who owns of record or is known by management to own beneficially 5% or more of the outstanding shares of the Company's Class A Common Stock, (ii) each nominee for director, (iii) the Company's Chief Executive Officer and the other executive officers of the Company listed in the Summary Compensation Table below (the "Named Executive Officers") and (iv) all executive officers and directors of the Company as a group.

     Except as otherwise indicated, all shares shown in the table below are held with sole voting and investment power. The Percent of Class column represents the percentage that the named person or group would beneficially own if such person or group, and only such person or group, exercised all currently exercisable options to purchase shares of the applicable class of Common Stock held by him, her or it.


                                                                 AMOUNT AND NATURE
                                           TITLE OF CLASS          OF BENEFICIAL
            BENEFICIAL OWNER               OF COMMON STOCK         OWNERSHIP(1)      PERCENT OF CLASS(1)
            ----------------               ---------------       -----------------   -------------------
R. Charles Loudermilk, Sr................      Class A               2,384,362              62.26%
  309 E. Paces Ferry Road................      Common                2,687,252(2)           16.50%
  Atlanta, Georgia
Gabelli Funds, Inc.......................      Class A                 341,700(3)            8.92%
  One Corporate Center...................      Common                       --(4)
  Rye, New York
Reich & Tang Asset Mgt. L.P..............      Class A                 315,000(5)            8.23%
  600 Fifth Avenue
  New York, New York
Gilbert L. Danielson.....................      Class A                   2,000                  *
                                               Common                  183,540(6)            1.13%
J. Rex Fuqua.............................      Class A                     -0-                 --
                                               Common                   15,000                  *
Earl Dolive..............................      Class A                  86,374               2.26%
                                               Common                  122,702                  *
Robert C. Loudermilk, Jr. ...............      Class A                   1,500(7)               *
                                               Common                  584,676(8)            3.62%
Ronald W. Allen..........................      Class A                   5,000                  *
                                               Common                      -0-                 --
Leo Benatar..............................      Class A                   2,500                  *
                                               Common                    2,500                  *
Ingrid Saunders Jones....................      Class A                     100                  *
                                               Common                      -0-                 --
M. Collier Ross..........................      Class A                     -0-                 --
                                               Common                    1,000                  *
William K. Butler, Jr....................      Class A                     -0-                 --
                                               Common                   89,586(9)               *
Brian E. Stahl...........................      Class A                     740                  *
                                               Common                  103,509(10)              *
All executive officers and
  directors as a group...................      Class A               2,482,576              64.83%
  (a total of 15 persons)                      Common                3,837,626(11)          22.99%


---------------

  *  Less than 1%
 (1) Amounts shown do not reflect that the Common Stock is convertible, on a share for share basis, into shares of Class A Common Stock (i) by resolution of the Board of Directors, if, as a result of the existence of the Class A Common Stock, either class is excluded from listing on the New York Stock Exchange or any national securities exchange on which such class is then listed, and (ii) automatically should the outstanding shares of Class A Common Stock fall below 10% of the aggregate outstanding shares of both classes.
 (2) Includes currently exercisable options to purchase 200,000 shares of Common Stock and 4,973 shares of Common Stock held by Mr. Loudermilk, Sr.'s spouse.
 (3) As reported by Gabelli Funds, Inc.
 (4) Gabelli Funds, Inc. is not required to disclose its holdings of non-voting Common Stock.
 (5) As reported on Schedule 13G filed with the Securities and Exchange Commission on December 31, 1999.
 (6) Includes currently exercisable options to purchase 130,000 shares of Common Stock, and 700 shares of Common Stock held by Mr. Danielson's spouse.
 (7) Includes 1,500 shares of Class A Common Stock held by certain trusts for the benefit of Mr. Loudermilk, Jr.'s children, of which Mr. Loudermilk, Jr. serves as trustee.
 (8) Includes currently exercisable options to purchase 60,000 shares of Common Stock, 69,327 shares of Common Stock held by certain trusts for the benefit of Mr. Loudermilk, Jr.'s children, of which Mr. Loudermilk, Jr. serves as trustee, and 16,223 shares of Common Stock held by Mr. Loudermilk, Jr.'s spouse.
 (9) Includes currently exercisable options to purchase 80,000 shares of Common Stock.
(10) Includes currently exercisable options to purchase 100,000 shares of Common Stock.
(11) Includes currently exercisable options to purchase 612,000 shares of Common Stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of either class of the Company's Common Stock, to file with the Securities and Exchange Commission certain reports of beneficial ownership of the Company's Common Stock. Based solely on copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all applicable Section 16(a) filing requirements were complied with by its directors, officers and 10% shareholders during the fiscal year ended December 31, 1999.

                             ELECTION OF DIRECTORS
                                    (ITEM 1)

     The Company's Bylaws provide for the Board of Directors to be comprised of eleven members. The Board recommends the election of the nine nominees listed below to constitute the entire Board, who will hold office until the next annual meeting of shareholders and until their successors are elected and qualified. If, at the time of the Annual Meeting, any of such nominees should be unable to serve, the persons named in the proxy will vote for such substitutes, or will vote to reduce the number of directors for the ensuing year, as management recommends. Management has no reason to believe any substitute nominee or reduction in the number of directors for the ensuing year will be required. The Board has not named a tenth or eleventh nominee for director, which will result in two vacancies on the Board until the Board names additional nominees or reduces the size of the Board to nine members.

     All of the nominees listed below are now directors of the Company. The following information relating to age, positions with the Company, principal occupation, directorships in companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, subject to the requirements of Section 15(d) of that Act or registered as an investment company under the Investment Company Act of 1940, has been furnished by the respective nominees.


                                                 PRINCIPAL OCCUPATION FOR PAST              DIRECTOR
            NAME               AGE            FIVE YEARS AND OTHER DIRECTORSHIPS             SINCE
            ----               ---            ----------------------------------            --------
R. Charles Loudermilk, Sr....  72    Mr. Loudermilk, Sr. has served as Chairman of the        1962
                                     Board and Chief Executive Officer of the Company
                                     since the Company's incorporation in 1962. From 1962
                                     to 1997, he was also President of the Company. He has
                                     been a director of America's Mart Corporation, owner
                                     and manager of the Atlanta Merchandise Mart, since
                                     1996. He is one of the founders and Chairman of the
                                     Board of The Buckhead Community Bank, and formerly
                                     the Chairman of the Board of Directors of the
                                     Metropolitan Atlanta Rapid Transit Authority.
Robert C. Loudermilk, Jr.....  40    Mr. Loudermilk, Jr. has served as a Director of the      1983
                                     Company since 1983, and as President and Chief
                                     Operating Officer since 1997. From 1993 to 1997, he
                                     was Vice President, Real Estate of the Company. From
                                     1992 to 1993, he was a self-employed real estate
                                     investor. From 1990 to 1991, Mr. Loudermilk, Jr. was
                                     Executive Vice President of Ball Stalker Co., then a
                                     subsidiary of the Company.
Gilbert L. Danielson.........  53    Mr. Danielson has served as Vice President, Finance      1990
                                     and Chief Financial Officer and Director of the
                                     Company since 1990. He was named Executive Vice
                                     President in 1998.
Ronald W. Allen..............  58    Mr. Allen has served as a Director of the Company        1997
                                     since 1997. He was Chairman and Chief Executive
                                     Officer of Delta Air Lines, an international air
                                     passenger carrier, from 1987 to 1997. He also was
                                     President of Delta Airlines from 1983 to 1987 and
                                     from 1993 to 1997, and Chief Operating Officer from
                                     1983 to 1997. He currently serves as a Director of
                                     The Coca-Cola Company.
Leo Benatar+*................  70    Mr. Benatar has served as a Director of the Company      1994
                                     since 1994. He has been an associated consultant with
                                     A.T. Kearney, Inc., a management consultant and
                                     executive search company, since 1996. He was Chairman
                                     of Engraph, Inc. and served as Chief Executive
                                     Officer of that company from 1981 to 1995. Mr.
                                     Benatar serves as a Director of Interstate Bakeries
                                     Corporation, Mohawk Industries, Inc., Paxar
                                     Corporation, John's Manville Corporation and JPS
                                     Packaging. He previously served as Chairman of the
                                     Federal Reserve Bank of Atlanta.

                                                 PRINCIPAL OCCUPATION FOR PAST              DIRECTOR
            NAME               AGE            FIVE YEARS AND OTHER DIRECTORSHIPS             SINCE
            ----               ---            ----------------------------------            --------
Earl Dolive+.................  82    Mr. Dolive has served as a Director of the Company       1977
                                     since 1977. He currently serves as a Director of
                                     Pameco Corp. and Greenway Medical Technologies, Inc.,
                                     and he serves as Director Emeritus of Genuine Parts
                                     Company. Prior to his retirement in 1988, he was Vice
                                     Chairman of the Board of Genuine Parts Company, a
                                     distributor of automobile replacement parts.
J. Rex Fuqua.................  50    Mr. Fuqua has served as a Director of the Company        1996
                                     since 1996. He has been President and Chief Executive
                                     Officer of Realan Capital Corporation, a
                                     privately-held real estate investment corporation,
                                     since 1985. He also has been President and Chief
                                     Executive Officer of Fuqua Capital Corporation, a
                                     privately-held investment management corporation,
                                     since 1987. Previously, he was Chairman of the Board
                                     of Directors of Fuqua Enterprises, Inc., a company
                                     engaged in the manufacture and sale of medical
                                     products. Mr. Fuqua serves as a Director of
                                     Graham-Field Health Products, Inc.
Ingrid Saunders Jones*.......  54    Ms. Jones has served as a Director of the Company        1995
                                     since 1995. She has been Vice President of Corporate
                                     External Affairs of The Coca-Cola Company and
                                     Chairperson of The Coca-Cola Foundation since 1991.
                                     Previously, she was an Assistant Vice President of
                                     The Coca-Cola Company.
M. Collier Ross+.............  73    Gen. Ross has served as Director of the Company since    1996
                                     1996. He has been a self-employed management
                                     consultant since 1992. He is the former Executive
                                     Vice President of Sidwell-Ross and Associates, Inc.,
                                     a management and technical consulting firm. Gen. Ross
                                     retired from the United States Army in 1983 as a Lt.
                                     General after 39 years of distinguished service.


---------------

+ Member of the Audit Committee of the Board of Directors.
* Member of the Stock Option Committee of the Board of Directors.

     There are no family relationships among any of the executive officers, directors and nominees of the Company, except that Robert C. Loudermilk, Jr. is the son of R. Charles Loudermilk, Sr.

     The Board held four meetings during 1999. All of the incumbent directors attended at least 75% of the meetings of the Board and committees on which they served.

     The Board has a standing Audit Committee which is composed of Messrs. Benatar, Dolive and Ross. The function of the Audit Committee is to review with the Company's independent auditors the scope and thoroughness of the auditors' examination, consider recommendations of the independent auditors, recommend to the Board the appointment of independent auditors for the year and review the sufficiency of the Company's system of internal controls with the financial officers and the independent auditors. The Audit Committee held two meetings during 1999.

     The Board has a Stock Option Committee, which is composed of Mr. Benatar and Ms. Jones. The function of the Stock Option Committee is to administer the Company's stock option plans. The Stock Option Committee held four meetings during 1999.

     The Board does not have a nominating or compensation committee. Shareholder nominations for director must comply with the procedures for shareholder nominations set forth in Article III, Section 3 of the Company's Bylaws.

                  APPROVAL OF THE ADOPTION OF AN AMENDMENT TO
                    THE COMPANY'S ARTICLES OF INCORPORATION
                        TO PROVIDE A CONVERSION RIGHT TO
                      THE HOLDERS OF CLASS A COMMON STOCK
                                    (ITEM 2)

     The Board of Directors of the Company has approved and is submitting for shareholder approval an amendment to the Company's Articles of Incorporation to provide that each record holder of shares of Class A Common Stock may, at the holder's option, convert any or all of such shares into an equal number of shares of Common Stock (the "Conversion Amendment"). The text of the Conversion Amendment is attached as Exhibit A to this Proxy Statement. The foregoing summary of the proposed Conversion Amendment should be read in conjunction with, and is qualified in its entirety by reference to, the full text of the Conversion Amendment set forth in Exhibit A.

PURPOSE OF THE CONVERSION AMENDMENT

     The purpose of the Conversion Amendment is to improve the liquidity of the Company's Class A Common Stock. Under the Company's Articles of Incorporation, the holders of the Class A Common Stock are generally entitled to the same rights and preferences as the holders of the Common Stock, except that the Class A Common Stock has one vote per share and the Common Stock generally has no voting rights. Both classes of common stock are registered under the Securities Act of 1934, as amended, and are publicly traded on the New York Stock Exchange.


     Since the recapitalization of the Company's original class of common stock into Common Stock and Class A Common Stock in 1992, the Company has through public offerings, stock dividends and employee stock options, issued significantly more shares of Common Stock than Class A Common Stock. This has resulted in a disproportionate increase in the market liquidity for the Common Stock. As of the record date, there were 3,829,506 shares of Class A Common Stock and 15,962,041 shares of Common Stock outstanding. During the four weeks preceding the record date, the average weekly trading volume of the Class A Common Stock was 4,225 shares per week, as compared to 216,275 shares per week for the Common Stock. The Class A Common Stock has traded over the years at both a disproportionate premium and discount to the Common Stock, primarily the result of its low liquidity. The Board of Directors of the Company has determined that the conversion right should increase the liquidity of all of the shares of common stock without adversely affecting either class.


     If the Conversion Amendment is approved by the shareholders at the Annual Meeting, holders of the Class A Common Stock will be able to convert any or all of their shares of Class A Common Stock into an equal number of shares of Common Stock by surrendering the certificates for such shares together with written notice of such conversion in proper form to the Company. Upon conversion of shares of Class A Common Stock into Common Stock, the converted shares will no longer be entitled generally to vote, and the Common Stock received upon such conversion will not be entitled to convert back into voting Class A Common Stock shares.

FEDERAL INCOME TAX CONSEQUENCES

     The Company's shareholders will not recognize gain or loss upon the effectiveness of the Conversion Amendment for Federal income tax purposes. Shareholders should consult their own tax advisors concerning any state, local or foreign tax consequences of the Conversion Amendment.

VOTE REQUIRED; BOARD RECOMMENDATION

     Approval of the Conversion Amendment requires the affirmative vote of holders of a majority of the shares of Class A Common Stock outstanding as of the Record Date. The holders of the shares of Common Stock are not entitled to vote on this matter.

     The Board of Directors of the Company recommends a vote "FOR" the adoption of the Conversion Amendment.

                REMUNERATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE OFFICERS

     Set forth below are the names and ages of all executive officers of the Company as of February 15, 2000. All positions and offices with the Company held by each such person are also indicated. Officers are elected annually for one-year terms or until their successors are elected and qualified. All executive officers are United States citizens.

                                               POSITION WITH THE COMPANY AND PRINCIPAL OCCUPATION
NAME (AGE)                                                 DURING THE PAST FIVE YEARS
----------                                     --------------------------------------------------
R. Charles Loudermilk, Sr.(72)...............  Chairman of the Board of Directors and Chief
                                               Executive Officer of the Company.*
Robert C. Loudermilk, Jr.(40)................  President and Chief Operating Officer of the
                                               Company.*
Gilbert L. Danielson(53).....................  Executive Vice President and Chief Financial
                                               Officer of the Company.*
James L. Cates(49)...........................  Mr. Cates has served as Director of Risk
                                               Management since 1990, Vice President since 1994
                                               and Secretary of the Company since 1999.
William K. Butler, Jr.(47)...................  Mr. Butler joined the Company in 1974 as a Store
                                               Manager. He served as Vice President of the
                                               Aaron's Rental Purchase Division from 1986 to 1995
                                               and currently is President of that division.
Brian E. Stahl(43)...........................  Mr. Stahl joined the Company in 1981 as an
                                               Assistant Store Manager. He served as Regional
                                               Vice President of the Northeastern Region of the
                                               Rent-to-Rent Division from 1990 to 1995 and
                                               currently is President of that division.
David M. Rhodus(51)..........................  Mr. Rhodus has served as Vice President, Legal since 1999. He was a senior attorney for Alumax,
                                               Inc., an aluminum products manufacturing company,
                                               from 1998 to 1999 and Vice President and General
                                               Counsel for Atlantax Systems, Inc., a business tax
                                               services company, from 1993 to 1998.
B. Lee Landers(41)...........................  Mr. Landers has served as Vice President, Chief
                                               Information Officer since 1999. From 1981, he held
                                               various engineering and technology management
                                               positions with the Southern Company.
Robert P. Sinclair, Jr.(38)..................  Mr. Sinclair has served as Controller of the
                                               Company since 1990, Chief Financial Officer of the
                                               Aaron's Rental Purchase Division from 1995 to 1999
                                               and Vice President, Corporate Controller since
                                               1999.

---------------

* Messrs. Loudermilk, Sr., Loudermilk, Jr., and Danielson are directors of the Company. For additional information concerning those individuals, see ELECTION OF DIRECTORS (Item 1) above.

EXECUTIVE COMPENSATION SUMMARY

     The following table provides certain summary information for the last three fiscal years of the Company concerning compensation paid or accrued by the Company and its subsidiaries to or on behalf of the Company's Chief Executive Officer and the four other most highly paid executive officers of the Company who earned in excess of $100,000 in salary and bonus during the fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                                                     COMPENSATION
                                                                                        AWARDS
                                                                                   ----------------
                                                                                      NUMBER OF
                                                    ANNUAL COMPENSATION               SECURITIES
                                  FISCAL   -------------------------------------      UNDERLYING
                                   YEAR                           OTHER ANNUAL      STOCK OPTIONS      ALL OTHER
NAME AND PRINCIPAL POSITION       ENDED     SALARY     BONUS     COMPENSATION(1)         (#)          COMPENSATION
---------------------------       ------   --------   --------   ---------------   ----------------   ------------
R. Charles Loudermilk, Sr.......   1999    $454,000   $391,826         --                  -0-          $92,172(2)
  Chairman and Chief               1998     454,000    355,527         --                  -0-           82,975(3)
  Executive Officer                1997     454,000    305,430         --               45,000           77,837(4)
Robert C. Loudermilk, Jr........   1999     205,000        -0-         --               10,000            2,719(5)
  President and Chief              1998     200,000        -0-         --                  -0-            2,107(5)
  Operating Officer                1997     155,000        -0-         --               10,000            2,018(5)
Gilbert L. Danielson............   1999     235,000     25,000         --               54,000            2,665(5)
  Executive Vice President and     1998     230,000        -0-         --                  -0-            2,001(5)
  Chief Financial Officer          1997     187,500        -0-         --               10,000            2,438(5)
William K. Butler, Jr...........   1999     210,000     50,000         --               20,000            3,472(5)
  President, Rental                1998     200,000        -0-         --                  -0-            2,200(5)
  Purchase Division                1997     169,125        -0-         --               10,000            1,909(5)
Brian E. Stahl..................   1999     200,000        -0-         --                6,000            2,500(5)
  President, Rent-to-Rent          1998     200,000        -0-         --                  -0-            1,875(5)
  Division                         1997     169,125        -0-         --               10,000            2,200(5)

---------------

(1) Excludes perquisites that do not exceed the lesser of $50,000 or 10% of the executive's salary and bonus.
(2) Includes a matching contribution of $2,656 made by the Company to the executive's account in the Company's 401(k) plan and $89,516 representing a portion of the premiums paid, and reimbursement of the executive's resulting income tax liability, with respect to the split dollar life insurance policies described in COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION below.
(3) Includes a matching contribution of $2,000 made by the Company to the executive's account in the Company's 401(k) plan and $80,975 representing a portion of the premiums paid, and reimbursement of the executive's resulting income tax liability, with respect to the split dollar life insurance policies described in COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION below.
(4) Includes a matching contribution of $4,622 made by the Company to the executive's account in the Company's 401(k) plan and $73,215 representing a portion of the premiums paid, and reimbursement of the executive's resulting income tax liability, with respect to the split dollar life insurance policies described in COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION below.
(5) Represents a matching contribution made by the Company to the executive's account in the Company's 401(k) plan.

BOARD OF DIRECTORS' REPORT ON EXECUTIVE COMPENSATION

     Decisions on compensation of the Company's executive officers generally are made by the entire Board of Directors, based upon the recommendation of the Chief Executive Officer. The Company has no separate compensation committee. Pursuant to rules of the Securities and Exchange Commission designed to enhance disclosure of public company policies toward executive compensation, set forth below is a report submitted by the Board of Directors addressing the Company's executive compensation policies.

     GENERAL. The objectives of the Company's compensation program are to enhance the profitability of the Company, and thus shareholder value, by aligning executive compensation with the Company's business goals and performance and by attracting, retaining and rewarding executive officers who contribute to the long-term success of the Company. In determining the compensation to be paid to the executive officers of the Company, the directors rely upon their own knowledge of compensation paid to executives of companies of comparable size and complexity and consider the performance of the Company and the merits of the individual under consideration. It is the Company's intention that the compensation to be paid to its executive officers will not exceed the present maximum allowable amount for purposes of deductibility set forth in the Internal Revenue Code.

     SALARY AND BONUS. The Chairman and Chief Executive Officer makes recommendations annually to the Board of Directors regarding the base salary, for the Company's executive officers, including the Chief Executive Officer, and the bonus plan for the Chief Executive Officer based upon the profitability of the Company and the level of responsibility, time with the Company, contribution and performance of the executive officer. Evaluation of these factors is subjective, and no fixed, relative weights are assigned to the factors considered. The beginning point for determining such salaries is the salary the executive officer received in the prior fiscal year. The Chief Executive Officer received a salary of $454,000 during the fiscal year ended December 31, 1999, which represented no change in his salary from the fiscal year ended December 31, 1998. At its February 1999 meeting, the Board of Directors approved a bonus plan (the "Plan") for the Chief Executive Officer for the fiscal year. Under the Plan, a bonus was to be given to the Chief Executive Officer in an amount equal to 1% of the Company's pre-tax earnings for the fiscal year ended December 31, 1999 (without giving effect to his bonus under the Plan) if the Company's pre-tax earnings for such fiscal year (after giving effect to his bonus under the Plan) exceeded pre-tax earnings for the fiscal year ended December 31, 1998, which goal ultimately was achieved. Factors considered in setting the Chief Executive Officer's salary and bonus included the continued improvement in the Company's financial condition and his dual role as both Chairman of the Board of Directors and Chief Executive Officer of the Company.

     STOCK OPTIONS. The Company in the past has used grants of stock options to its key employees and executive officers to more closely align the interests of such employees and officers with the interests of its shareholders. Under the Company's 1996 Stock Option and Incentive Award Plan, options to purchase 230,250 shares of Common Stock were awarded to officers and employees during the fiscal year ended December 31, 1999. Options granted to the Chief Executive Officer and the other Named Executive Officers during the fiscal year ended December 31, 1999 and the two prior fiscal years are reflected in the Summary Compensation Table above.

         THE BOARD OF DIRECTORS
         R. Charles Loudermilk, Sr.
         Gilbert L. Danielson
         Robert C. Loudermilk, Jr.
         Ronald W. Allen
         Leo Benatar
         Earl Dolive
         J. Rex Fuqua
         Ingrid Saunders Jones
         M. Collier Ross

FIVE-YEAR SHAREHOLDER RETURN COMPARISON


     Set forth below is a line graph comparing, for the last five fiscal years of the Company, the yearly percentage change in the cumulative total shareholder return (assuming reinvestment of dividends) on the Company's Common Stock with that of (i) the Russell 2000 Index, (ii) the Dow Jones Retailers-All Specialty Index, (iii) the S&P SmallCap 600 Index, and (iv) a group of publicly-traded rental purchase, rent-to-rent and credit furniture retailer companies (the "Peer Group"). In 1999 the Company became part of the S&P SmallCap 600 Index and has elected to use this index to replace the Russell 2000 Index. The Company also feels a Peer Group consisting of companies in the rental purchase, rent-to-rent, and credit furniture retailer industries would be more representative than the Dow Jones Retailers-All Specialty Index. For 1999 the Peer Group consisted of Rent-A-Center, Inc., Rent-Way, Inc., CORT Business Services Corporation, Globe Business Resources, Inc., and Heilig-Meyers Company. Although the Company in future years will no longer use the Dow Jones Retailers-All Specialty or Russell 2000 indices, the Company is required by SEC rules to show the prior indices for one year for comparison purposes.


                                                                            DOW JONES
                                                                          RETAILERS-ALL      S & P SMALLCAP
                               AARON RENTS, INC.   RUSSELL 2000 INDEX       SPECIALTY           600 INDEX          PEER GROUP
                               -----------------   ------------------     -------------      --------------        ----------
3/95                                  100                 100                  100                 100                 100
12/95                                 132                 122                  103                 124                 101
12/96                                 174                 148                  124                 151                  99
12/97                                 285                 195                  185                 189                 118
12/98                                 223                 182                  312                 194                 107
12/99                                 262                 180                  347                 218                  69

EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

     Messrs. Loudermilk, Sr., Loudermilk, Jr., Danielson, Butler and Stahl, have each entered into employment agreements with the Company. The agreements provide that each executive's employment with the Company will continue until terminated by either party for any reason upon 60 days notice, or by either party for just cause at any time. Each such executive has agreed not to compete with the Company for a period of one year after the termination of his employment.

DIRECTOR COMPENSATION

     Outside directors received $2,000 for each regular Board meeting attended during the fiscal year ended December 31, 1999, and Audit Committee members received fees of $500 for each Audit Committee meeting attended. Each outside director also was paid a quarterly retainer of $2,000. Directors who are employees of the Company receive no compensation for attendance at Board or committee meetings.

OPTION GRANTS

     The following table lists Company grants of stock options made by the Company during the last fiscal year to the Company's Chief Executive Officer and the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR


                                                                                            POTENTIAL REALIZABLE
                                                                                              VALUE AT ASSUMED
                                                                                                ANNUAL RATES
                                   NUMBER OF     PERCENT OF                                    OF STOCK PRICE
                                  SECURITIES    TOTAL OPTIONS                                 APPRECIATION FOR
                                  UNDERLYING     GRANTED TO     EXERCISE OR                      OPTION TERM         GRANT DATE
                                    OPTIONS     EMPLOYEES IN    BASE PRICE    EXPIRATION   -----------------------    PRESENT
              NAME                GRANTED (#)    FISCAL YEAR      ($/SH)         DATE        5% ($)      10% ($)     VALUE ($)
              ----                -----------   -------------   -----------   ----------   ----------   ----------   ----------
R. Charles Loudermilk, Sr.......       -0-            -0-             -0-            n/a   $      -0-   $      -0-    $    -0-
Robert C. Loudermilk, Jr........    10,000           4.34%        $13.125     02/02/2009      213,792      340,429     131,250
Gilbert L. Danielson............    54,000          23.45%         13.125     02/02/2009    1,154,479    1,838,315     708,750
William K. Butler, Jr...........    10,000           4.34%         13.125     02/02/2009      213,792      340,429     131,250
William K. Butler, Jr...........    10,000           4.34%         18.250     11/22/2009      297,273      473,358     182,500
Brian E. Stahl..................     6,000           2.61%         13.125     02/02/2009      128,275      204,257      78,750


OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table shows for the Company's Chief Executive Officer and the Named Executive Officers information with respect to the exercise of options during the fiscal year ended December 31, 1999, the number of shares covered by both exercisable and non-exercisable stock options as of December 31, 1999, and the values of "in-the-money" options, based on the positive spread between the exercise price of any such existing stock options and the year-end price of the Company's Common Stock.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                      NUMBER OF SECURITIES
                                                                     UNDERLYING UNEXERCISED
                                                                           OPTIONS AT               VALUE OF UNEXERCISED
                                            SHARES                      DECEMBER 31, 1999           IN-THE-MONEY OPTIONS
                                          ACQUIRED ON    VALUE           (NO. OF SHARES)           AT DECEMBER 31, 1999(1)
                                           EXERCISE     REALIZED   ---------------------------   ---------------------------
             NAME                CLASS        (#)         ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----                ------   -----------   --------   -----------   -------------   -----------   -------------
R. Charles Loudermilk, Sr......  Common        -0-      $    -0-     200,000        45,000       $1,575,000      $ 81,562
Robert C. Loudermilk, Jr.......  Common        -0-           -0-      60,000        20,000          472,500        64,375
Gilbert L. Danielson...........  Common     54,000       626,875     130,000        64,000        1,111,875       267,875
William K. Butler, Jr..........  Common     10,000       108,260      80,000        30,000          688,750        59,375
Brian E. Stahl.................  Common     16,000       166,508     100,000        16,000          905,000        45,875

---------------

(1) Aggregate market value (based on a December 31, 1999 closing stock price of $17.75 per share for the Common Stock) of the shares covered by the options, less aggregate exercise price payable by the executive.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


     The Company has no compensation committee. The Board of Directors of the Company, upon the recommendation of the Chairman and Chief Executive Officer, determines the annual base compensation payable to its executive officers. The following directors of the Company served as officers or employees of the

Company or its subsidiaries during the last fiscal year or prior thereto: R. Charles Loudermilk, Sr., Robert C. Loudermilk, Jr. and Gilbert L. Danielson.

     The Company leases a 49,000 square foot building housing two stores in Alexandria, Virginia from a general partnership of which Mr. Loudermilk, Sr. is a 25% partner under a ten-year lease expiring May 31, 2008 at a basic monthly rental of $17,726, subject to escalation at the end of five years based on the consumer price index, but not to exceed 25%. All insurance, taxes, assessments and other charges related to the property are paid by the Company as additional rent under the lease. The Company believes that these lease terms are as favorable as those that could have been obtained at the same time from unaffiliated parties.

     Each of two irrevocable trusts holds a cash value life insurance policy on the life of Mr. Loudermilk, Sr., the aggregate face value of which is $4,400,000. The Company and the Trustee of such trusts are parties to split-dollar agreements pursuant to which the Company has agreed to make all payments on the policies until Mr. Loudermilk, Sr.'s death. Upon his death, the Company will receive the aggregate cash value of those policies, which as of December 31, 1999 represented $1,169,675, and the balance of such policies will be payable to the trusts or beneficiaries of such trusts. The premiums paid by the Company on these policies during the fiscal year ended December 31, 1999 totaled $195,050.

                                 AUDIT MATTERS

     Ernst & Young LLP served as auditors of the Company for the fiscal year ended December 31, 1999. A representative of that firm is expected to be present at the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions.

                 SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     In accordance with the provisions of Rule 14a-8(e)(2) of the Securities and Exchange Commission, proposals of shareholders intended to be presented at the Company's 2001 annual meeting must be received by December 6, 2000 in order to be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting.

                                 OTHER MATTERS

     The Board of Directors of the Company knows of no other matters to be brought before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his judgment of what is in the best interest of the Company.

     THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED TO SHAREHOLDERS UPON REQUEST WITHOUT CHARGE. REQUESTS FOR FORM 10-K REPORTS SHOULD BE SENT TO GILBERT L. DANIELSON, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, AARON RENTS, INC., 309 E. PACES FERRY ROAD, N.E., ATLANTA, GEORGIA 30305-2377.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          James L. Cates
                                          Vice President, Risk Management and
                                          Secretary


April 7, 2000

                                                                       EXHIBIT A

                  TEXT OF PROPOSED AMENDMENT TO THE COMPANY'S
                           ARTICLES OF INCORPORATION
                        TO PROVIDE A CONVERSION RIGHT TO
                      THE HOLDERS OF CLASS A COMMON STOCK

     That Section 1, clause (c) of the Articles of Incorporation be, and the same hereby is, amended by adding a new subparagraph (4) to read as follows:

     "(4) So long as such conversion would not cause the number of outstanding shares of Class A Common Stock as reflected on the stock transfer records of the Corporation to fall below 10% of the aggregate number of outstanding shares of Class A Common Stock and Common Stock, each record holder of shares of Class A Common Stock may convert any or all of such shares into an equal number of shares of Common Stock by surrendering the certificates for such shares, properly endorsed and accompanied by payment of documentary, stamp or similar issue or transfer taxes, if any, along with a written notice by such record holder to the Corporation stating that such record holder desires to convert such shares into the same number of shares of Common Stock and requesting that the Corporation issue all of such Common Stock to the persons named therein, setting forth the number of shares of Common Stock to be issued to each such person and the denominations in which the certificates therefor are to be issued."

                               AARON RENTS, INC.

                               AARON RENTS, INC.

  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
                     SHAREHOLDERS TO BE HELD ON MAY 2, 2000

                           CLASS A COMMON STOCK PROXY
    The undersigned shareholder of Aaron Rents, Inc. hereby constitutes and appoints R. Charles Loudermilk, Sr. and James L. Cates, or either of them, the true and lawful attorneys and proxies of the undersigned with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of Class A Common Stock of Aaron Rents, Inc. at the Annual Meeting of the Shareholders to be held in Atlanta, Georgia on Tuesday, the 2nd day of May, 2000, at 10:00 a.m., and at any and all adjournments thereof as follows:

    (1) [ ] FOR all nominees listed below (except as marked to the contrary below):
             NOMINEES: R. Charles Loudermilk, Sr., Robert C. Loudermilk, Jr., Gilbert L. Danielson, Earl Dolive, Ronald W. Allen, Leo Benatar, Ingrid Saunders Jones, J. Rex Fuqua and M. Collier Ross.

        [ ]  WITHHOLD AUTHORITY to vote for all nominees listed.

             (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

        ------------------------------------------------------------------------


    (2) [ ] FOR approval of an Amendment to the Company's Articles of Incorporation permitting the conversion of Class A Common Stock into Common Stock.


    (3) [ ] For the transaction of such other business as may lawfully come before the meeting, hereby revoking any proxies as to said shares heretofore given by the undersigned and ratifying and confirming all that said attorneys and proxies may lawfully do by virtue hereof.

    THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE AND A VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION, AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THE PROXY WILL BE SO VOTED.

    It is understood that this proxy confers discretionary authority in respect to matters not known or determined at the time of the mailing of the notice of the meeting to the undersigned.

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated April 7, 2000 and the Proxy Statement furnished therewith.


                                                  Dated and signed:

           --------------------------------------------------------------------,
                                                  2000

                                                  ------------------------------

                                                  ------------------------------

                                                  (Signature should agree with
                                                  the name(s) hereon. Executors,
                                                  administrators, trustees,
                                                  guardians and attorneys should
                                                  so indicate when signing. For
                                                  joint accounts each owner
                                                  should sign. The full name of
                                                  a corporation should be signed
                                                  by a duly authorized officer.)

    This proxy is revocable at or at any time prior to the meeting. Please sign and return this proxy to SunTrust Bank, Atlanta, Attn: Corporate Trust Department, P.O. Box 4625, Atlanta, Georgia 30302, in the accompanying prepaid envelope.